EXECUTION COPY

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of June 24, 2007, is by and between NEON Communications Group, Inc., a Delaware corporation (“Company”), and the undersigned holder (the “Holder”) of shares or options or warrants to acquire shares of capital stock of Company. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement defined below.

RECITALS

      A.   Concurrently with the execution of this Agreement, RCN Corporation, a Delaware corporation (“Parent”), Company and Raven Acquisition Corporation, a Delaware corporation and a direct and wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will merge (the “Merger”) with and into Company, with Company surviving the Merger, on the terms and subject to the conditions set forth in the Merger Agreement;

      B.   Concurrently with the execution of this Agreement, Holder, as the “beneficial owner” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of shares of common stock, par value $0.01 per share, of Company (the “Common Stock”) and of shares of 6% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of Company (the “Preferred Stock”, and together with the Common Stock, the “Capital Stock”) has entered into a Support Agreement, dated as of the date hereof (the “Support Agreement”) pursuant to which Holder agrees to vote Holder’s Subject Shares on the terms and subject to the conditions set forth in the Support Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.    Amendment to Support Agreement.

     (a)   Amendment. Holder hereby agrees that during the period commencing on the date hereof and continuing until the termination of the Support Agreement in accordance with the provisions of the Support Agreement, Holder will not amend the Support Agreement in any manner that would interfere with Company’s ability to consummate an Acquisition Proposal that constitutes a Superior Proposal without obtaining the prior written consent of Company.

     (b)   Agreement with Parent. Holder hereby agrees that it will not enter into any agreement (other than the Support Agreement) with either Parent or Merger Sub regarding the voting or transfer of Holder’s shares without obtaining the prior written consent of the Company

     (c)   Reliance by the Company. Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

2.    Miscellaneous.

     (a)   Further Actions. Each of the parties hereto agrees that it will use its reasonable efforts to do all things necessary to effectuate this Agreement.

     (b)   Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

     (c)   Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their Permitted Transferees and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto, any rights or remedies.

     (d)   Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the parties hereto.

     (e)   Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     (f)   Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (g)   No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h)   Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH JURISDICTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

2

     (i)   Headings. The descriptive headings of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     (j)   Counterparts; Facsimiles. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. A signature transmitted by facsimile shall be treated for all purposes by the parties hereto as an original, shall be binding upon the party transmitting such signature without limitation.

     (k)   Termination. This Agreement shall terminate, and neither Company nor Holder shall have any rights or obligations hereunder, immediately upon the termination of the Support Agreement.

[Remainder of page left intentionally blank]

3

IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

NEON COMMUNICATIONS GROUP, INC.

By:

Name:

Title:

Signature Page to Agreement

HOLDER

Signature:

Printed Name:______________________________

Number of Shares of Common Stock owned:

Number of Shares of Common Stock issuable upon
exercise of options or warrants held:

Number of Shares of Preferred Stock owned:

Number of Shares of Preferred Stock issuable upon
exercise of options or warrants held:

Signature Page to Agreement